Exhibit 23(b)
                                                    -------------




        CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8), pertaining to the Employee Stock Ownership Plan and Trust for Employees of Atmos Energy Corporation, of our report dated November 9, 1994, with respect to the consolidated financial statements of Atmos Energy Corporation for the year ended September 30, 1994, included in Atmos Energy Corporation's Form 10-K, filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG LLP


Dallas, Texas
February 14, 1995